Exhibit 99

NEWS RELEASE

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG ANNOUNCES 2009 SECOND QUARTER

CONFERENCE CALL AND WEBCAST INFORMATION

BUFFALO, N.Y. — July 22, 2009 — CTG (NASDAQ: CTGX), an international information technology (IT) solutions and services company, today announced that it would release its 2009 second quarter financial results on July 28, 2009 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Wednesday, July 29, 2009 at 10:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-276-0010 between 9:45 a.m. and 9:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 12:00 p.m. Eastern Time July 29, 2009 and 11:00 p.m. Eastern Time August 1, 2009 by dialing 1-800-475-6701 and entering the conference ID number 978257.

A webcast of the call will also be available on CTG’s web site: http://www.ctg.com. You must have Windows Media Player or RealPlayer’s audio software on your computer to listen to the webcast. Both are available for downloading at no charge when accessing the webcast. The webcast will also be archived on CTG’s web site at http://investor.ctg.com/events.cfm for 90 days following completion of the conference call.

About CTG

Backed by over 40 years’ experience, CTG provides IT solutions and services to help our clients use technology as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients’ businesses with a full range of integrated offerings, best practices, and proprietary methodologies supported by an ISO 9001:2000-certified management system. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering high-value, industry-specific solutions. CTG serves companies in several industries and is a leading provider of IT and business consulting solutions to the healthcare market. CTG posts news and other important information on the Web at www.ctg.com.

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Today’s news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.